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                                                                  EXHIBIT (a)(4)

                              ING VP BOND PORTFOLIO

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of ING VP Bond Portfolio, a Massachusetts business trust (the "Trust"), acting pursuant to Section 11.3 of the Trust's Amended and Restated Declaration of Trust dated May 1, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the provisions set forth in Section 2.5 thereof, as follows:

         1. Section 2.5 of the Amended and Restated Declaration of Trust, executed on May 1, 2002, as amended, is hereby amended to read in its entirety as follows:

         "Section 2.5. Officers. The Trustees shall annually elect a President, one or more Vice-Presidents, a Secretary and a Treasurer and may elect such other officers as they deem appropriate. The Trustees may authorize the President or any Vice President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The general powers of the officers shall be set forth in the By-Laws."

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         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 26th day of June, 2002.

/s/ Albert E. DePrince                 /s/ Sidney Koch
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Albert E. DePrince, Jr., Trustee       Sidney Koch, Trustee

/s/ Maria T. Fighetti                  /s/ Thomas J. McInerney
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Maria T. Fighetti, Trustee             Thomas J. McInerney, Trustee

/s/ J. Scott Fox                       /s/ Corine T. Norgaard
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J. Scott Fox, Trustee                  Corine T. Norgaard, Trustee

/s/ David L. Grove                     /s/ Edward T. O'Dell
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David L. Grove, Trustee                Edward T. O'Dell, Trustee